KPMG LLP
99 High Street
Boston, MA 02110-2371
Telephone 617 988 1000
Fax 617 507 8321
Internet www.us.kpmg.com
KPMG LLP, a U.S. limited
liability partnership, is the U.S.
member firm of KPMG International,
a Swiss cooperative.
Report of Independent
Registered Public Accounting Firm
To the Shareholders and
Board of Trustees of
Federated Stock Trust
In planning and performing our audits
of the financial statements of
Federated Stock Trust (the
"Fund") as of and for the year ended
October 31, 2007, in accordance with
the standards of the
Public Company Accounting Oversight
Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting.
Accordingly, we express no such opinion.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls. A
company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and the receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.
Because of its inherent limitations,
internal control over financial
reporting may not prevent or
detect misstatements. Also, projections
of any evaluation of effectiveness
to future periods are
subject to the risk that controls
may become inadequate because of
changes in conditions, or that
the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the
design or operation of a
control does not allow management or
employees, in the normal course
of performing their
assigned functions, to prevent or
detect misstatements on a timely basis.
A material weakness is a
control deficiency, or combination of
deficiencies, in internal control
over financial reporting,
such that there is a reasonable possibility that a material misstatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in the Fund's internal control over financial reporting and their operation, including controls for safeguarding securities that we consider to be a material weakness as defined above as of October 31, 2007.
This report is intended solely for the
information and use of management and the Board of Trustees of Federated Stock Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/S/ KPMG LLP
Boston, Massachusetts
December 27, 2007